UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2012

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-166447	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 5, 2012, Cole ID Harvey IL, LLC, a Delaware limited liability company, a wholly owned subsidiary of Cole Corporate Income Operating Partnership, LP, the operating partnership of Cole Corporate Income Trust, Inc. (the “Company”), acquired an approximately 40,000 square foot single-tenant office and industrial building (the “Dr. Pepper Property”) for $3.9 million, exclusive of closing costs.  The Dr. Pepper Property is leased to The American Bottling Company, a Delaware limited liability company (“ABC”), and the lease is guaranteed by Dr. Pepper Snapple Group, Inc., a Delaware corporation.  The Dr. Pepper Property was constructed in 2004 and is located on an approximately 5.83 acre site in Harvey, Illinois. The acquisition was funded with proceeds from the Company’s ongoing public offering of common stock. In connection with the acquisition, the Company paid its advisor an acquisition fee of approximately $78,000.

The Dr. Pepper Property is 100% leased to ABC, subject to a double net lease, which commenced on March 1, 2012.  Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.  The initial annual base rent is approximately $282,396, or approximately $6.99 per square foot, and increases every five years by 10% of the then-current annual base rent.  The initial term of the lease expires February 29, 2024.  ABC has two options to renew the lease, each for an additional five-year term beginning on March 1, 2024 with rents at 97% of the then-current market rental rates.

In evaluating the Dr. Pepper Property as a potential acquisition, including the determination of an appropriate purchase price, the Company considered a variety of factors, including the condition and financial performance of the property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. There are no plans for any renovations, improvements or development of the Dr. Pepper Property.  The Company believes the Dr. Pepper Property is adequately insured.

Item 9.01	Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before June 21, 2012, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See paragraph (a) above.

(c)   Shell Company Transactions

None.

(d)   Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 11, 2012	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer Principal Financial Officer